Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
MER Telemanagement Solutions Ltd.
---------------------------------



     We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-11644) and Form S-8 (File No. 333-12014) of MER Telemanagement Solutions Ltd. and in the related Prospectuses of our report dated February 2, 2004 with respect to the consolidated financial statements of MER Telemanagement Solutions Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2003.



                                            /s/ Kost Forer Gabbay and Kasierer
Tel-Aviv, Israel                            KOST FORER GABBAY & KASIERER
June 25, 2004                               A Member of Ernst & Young Global